Exhibit 99.1

Frank’s International N.V. 10260 Westheimer Rd, Suite 700 Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES SECOND QUARTER 2021 RESULTS

August 3, 2021 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported financial and operational results for the three and six months ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•	Delivered second quarter revenue of $107.8 million, an improvement of 14% from the first quarter of 2021 and a 25% improvement from the second quarter of 2020.
•	Second quarter net loss totaled $12.6 million, improving from a prior quarter net loss of $23.9 million.
•	Generated Adjusted EBITDA of $12.4 million for the second quarter of 2021, an improvement of 85% compared to the prior quarter with improving revenue across all segments and product lines.
•	Benefits from profitability improvement project and continued roll-out of the Company’s advanced technology packages drove Adjusted EBITDA margins of 12%.
•	Awarded project for geothermal energy development, demonstrating Frank’s ability to contribute to the energy transition from commercialized organic operations.
•

Progressed toward closing the strategic combination with Expro Group to create a leading full-cycle energy services company with integration planning meaningfully advanced and the transaction expected to close in the third quarter of 2021, as previously communicated.

“We are very pleased to announce continued and robust momentum this quarter for the company, demonstrating strong growth on both the top line and overall profitability. When we shared our year end results earlier this year, we communicated some ambitious targets. Due to the hard work and focus of our Frank’s employees, we are well on our way to, not only achieving, but exceeding those targets,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer.

“We experienced revenue improvement across all of our segments and product lines with our U.S. Gulf of Mexico business growing by more than 20%. Adjusted EBITDA margins of 12% are the highest margins achieved since the beginning of 2016 and were driven by cost improvement activities and the uptake of higher margin technology packages. Our Tubular Running Services segment saw revenue growth in every operating region. We are also encouraged that our Tubulars segment showed strong revenue growth due to an international tubular delivery and an over 25% revenue increase in our Drilling Technologies product line. Earlier this year we added our AEROTM Reamer tool to our portfolio, and we are pleased to report that initial revenue growth rates are impressive. Finally, the Cementing Equipment segment saw meaningful topline improvement driven by the Gulf of Mexico and continued international growth. The company-wide growth across our businesses this quarter confirms our view that we are firmly on a solid upward trajectory. Our opportunity set in the second half of this year is significant because of our investment in technologies that increase our customers’ efficiency and safety, as well as ongoing strong cost control focus. In short, the future is quite bright for Frank’s,” Kearney continued.

“In reviewing operational and technology accomplishments during the quarter, Frank’s continues to build a significant business in the performance drilling market. The previously noted AEROTM Reamer series of tools represents our successful entry into the Ream While Drilling (RWD) business. These tools expand the Company’s Drilling Technologies toolbox and add a solution focused on wellbore conditioning and wear mitigation. Frank’s is successfully collaborating with customers to apply this technology in their operations to improve performance and limit costly wear damage. This tool has exceeded our business objectives since its introduction in the first quarter.

“As momentum continues to build to promote renewable energy and more sustainable operations throughout our industry, Frank’s is adapting and actively participating in this transition. A major player in the renewable energy sector recently awarded Frank’s a multi-phase tubular installation project in the Caribbean for their geothermal energy development project. Frank’s is pleased to have been selected to partner with this customer on their geothermal project and looks forward to playing a meaningful role in the clean energy arena to help create a sustainable energy future.

“As we look forward, our confidence continues to grow as we continue to execute on the successful strategy we have defined in recent years. We have strategically grown in key areas, focused on controlling costs and made targeted investments on the technology front, all while maintaining our focus on helping customers operate more safely and efficiently. We anticipate activity levels will continue to ramp up in the second half of this year and the Company will experience incremental financial improvements on all fronts.

“Our announced merger with Expro Group will be a vital step in completing our strategic vision, and we remain on track to close the transaction by the end of the third quarter. Our respective teams are collaborating in the development of detailed integration plans and our confidence continues to build around the opportunities we will have as a combined company. Both Frank’s and Expro are keenly focused on unlocking the synergy potential that will be created upon combination.

“None of these accomplishments would have been possible without the full support of our global workforce, which has relentlessly performed safely and efficiently for our customers. Our culture of exceptional service quality and building long-term value for our stakeholders resonates today, just as it always has,” concluded Mr. Kearney.

Segment Results

Tubular Running Services

Tubular Running Services revenue totaled $71.9 million in the second quarter of 2021, compared to $66.3 million in the first quarter of 2021, and $62.3 million in the second quarter of 2020. The sequential improvement was driven by contributions from the Asia Pacific, Europe and Africa regions, as well as continued recovery in the North America Offshore region.

Segment adjusted EBITDA in the second quarter of 2021 totaled $9.8 million, or 14% of revenue, compared to $8.1 million, or 12% of revenue, in the first quarter of 2021, and $4.1 million, or 7% of revenue, in the second quarter of 2020. The sequential increase in adjusted EBITDA was driven by an increase in customer activity levels and a change in geographical mix. Despite these improved results, this segment does continue to experience labor cost pressure related to on-going global travel restrictions due to the pandemic.

Tubulars

Tubulars revenue in the second quarter of 2021 totaled $16.6 million, compared to $11.7 million in the first quarter of 2021, and $8.7 million in the second quarter of 2020. Improvements were driven by higher tubular product sales, including an international tubular delivery, and increased drilling technologies activity.

Segment adjusted EBITDA in the second quarter of 2021 totaled $4.1 million, or 25% of revenue, compared to $0.6 million, or 5% of revenue, in the first quarter of 2021, and $0.7 million, or 8% of revenue, in the second quarter of 2020. Improvement in margins were driven by increased activity levels and product mix. First quarter results were negatively impacted by higher product costs related to a significant tubular delivery.

Cementing Equipment

Cementing Equipment revenue totaled $19.4 million in the second quarter of 2021, compared to $16.9 million in the first quarter of 2021, and $15.0 million in the second quarter of 2020. The sequential increase was driven by higher activity levels in the U.S. Gulf of Mexico and an increase in international activity as the Company has continued to actively pursue international growth in this segment.

Segment adjusted EBITDA in the second quarter of 2021 totaled $4.9 million, or 25% of revenue, compared to $4.8 million, or 28% of revenue, in the first quarter of 2021, and $0.9 million, or 6% of revenue, in the second quarter of 2020. Current year results have benefited from efficiency and cost cutting initiatives put into place over the past year.

Other Financial Information

Capital expenditures related to property, plant and equipment totaled $2.2 million in the second quarter of 2021 and year to date totaled $4.5 million. The Company continues to plan for expenditures during 2021 in the range of $20 to $25 million.

As of June 30, 2021, the Company’s consolidated cash and cash equivalents totaled $188.6 million. The Company had no outstanding debt as of June 30, 2021. Company liquidity as of June 30, 2021, totaled $224.6 million, including cash and cash equivalents, short-term investments, and $34.0 million of availability under the Company’s credit facility. Cash flows were affected during the quarter as a result of payments on tubular purchases into inventory of $9.9 million as well as $4.3 million of payments of merger related expenses.

Income taxes for the quarter represented an expense of $6.8 million compared to $1.1 million in the prior quarter. The change in income taxes was primarily driven by the geographical mix of income.

The financial measures provided that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Conference Call

The Company will host a conference call to discuss second quarter 2021 results on Tuesday, August 3, 2021, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (800) 708-4540 or (847) 619-6397. The conference call ID number is 50203986. To listen via live webcast, please visit the Investor Relations section of the Company's website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for a period of approximately 90 days.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 2,400 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 40 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Investor Contact:

Melissa Cougle

investor.info@franksintl.com

281-966-7300

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry, global or national health concerns, including health epidemics, including COVID-19, the continuation of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time, the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities, future actions of foreign oil producers such as Saudi Arabia and Russia and the risk that they take actions that will prolong or exacerbate the current over-supply of crude oil, the timing, pace and extent of an economic recovery in the United States and elsewhere, uncertainties related to the merger with Expro Group, the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and the additional factors discussed or referenced in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because adjusted net loss, adjusted net loss per diluted share, free cash flow, adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines adjusted net loss as net loss before goodwill impairment and severance and other charges, net, net of tax. The Company defines adjusted net loss per share as net loss before goodwill impairment and severance and other charges, net, net of tax, divided by diluted weighted average common shares. The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), income tax, foreign currency exchange rates and other charges and credits. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

No Offer or Solicitation

This communication relates to a proposed merger and related transactions (the “Transactions”) between Frank’s International N.V. (“Frank’s”) and Expro Group Holdings International Limited (“Expro”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transactions, Frank’s has filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which includes a preliminary proxy statement/prospectus of Frank’s. In addition, Frank’s intends to file other relevant materials with the SEC regarding the Transactions. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of Frank’s and Expro. SHAREHOLDERS OF FRANK’S AND EXPRO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Such shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Frank’s and Expro once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Frank’s website, www.franksinternational.com.

Participants in the Solicitation

Frank’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frank’s in connection with the Transactions. Expro and its officers and directors may also be deemed participants in such solicitation. Information regarding Frank’s directors and executive officers is contained in the preliminary proxy statement/prospectus, the proxy statement for Frank’s 2020 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2020, Frank’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Frank’s website at http://www.franksinternational.com. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the preliminary proxy statement/prospectus and will be contained in amendments thereto, as well as other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Expro or Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance that convey the uncertainty of future events or outcomes identify the forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, but are not limited to, statements, estimates and projections regarding the Transactions, pro forma descriptions of the combined company, anticipated or expected revenues, EBITDA, synergies or cost-savings, operations, integration and transition plans, opportunities and anticipated future performance. These statements are based on certain assumptions made by Frank’s and Expro based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although Frank’s and Expro believe the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such risks and uncertainties include the risk of the failure to obtain the required votes of Frank’s and Expro’s shareholders; the timing to consummate the Transactions; the risk that the conditions to closing of the Transactions may not be satisfied or that the closing of the Transactions otherwise does not occur; the failure to close the Transactions on the anticipated terms, including the anticipated tax treatment; the risk that a regulatory approval, consent or authorization that may be required for the Transactions is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; unanticipated difficulties or expenditures relating to the Transactions; the diversion of management time on Transactions-related matters; the ultimate timing, outcome and results of integrating the operations of Frank’s and Expro; the effects of the business combination of Frank’s and Expro following the consummation of the Transactions, including the combined company’s future financial condition, results of operations, strategy and plans; the risk that any announcements relating to the Transactions could have adverse effects on the market price of Frank’s common stock; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; expected synergies and other benefits from the Transactions; the potential for litigation related to the Transactions; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Frank’s and Expro’s services and their associated effect on rates, utilization, margins and planned capital expenditures; unique risks associated with offshore operations; global economic conditions; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation, including legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; ability to retain and hire key personnel, including management and field personnel; the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities ease current restrictions on various commercial and economic activities; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Expro’s or Frank’s control, including those detailed in Frank’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Frank’s website at http://www.franksinternational.com and on the SEC’s website at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Expro and Frank’s undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward- looking statements.

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenue:
Services	$90,520	$81,523	$74,583	$172,043	$179,666
Products	17,321	13,288	11,518	30,609	29,927
Total revenue	107,841	94,811	86,101	202,652	209,593
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization
Services	68,619	63,935	61,051	132,554	140,431
Products	14,408	10,914	8,286	25,322	22,274
General and administrative expenses	16,427	16,447	22,286	32,874	48,969
Depreciation and amortization	15,332	16,107	17,252	31,439	36,970
Goodwill impairment	—	—	—	—	57,146
Severance and other charges, net	3,399	7,376	5,162	10,775	25,887
Gain on disposal of assets	(1,479)	(182)	(650)	(1,661)	(590)
Operating loss	(8,865)	(19,786)	(27,286)	(28,651)	(121,494)
Other income (expense):
Other income, net	404	125	156	529	2,182
Interest income (expense), net	(101)	(287)	178	(388)	711
Foreign currency gain (loss)	2,718	(2,868)	1,693	(150)	(8,199)
Total other income (expense)	3,021	(3,030)	2,027	(9)	(5,306)
Loss before income taxes	(5,844)	(22,816)	(25,259)	(28,660)	(126,800)
Income tax expense (benefit)	6,773	1,070	8,986	7,843	(6,577)
Net loss	$(12,617)	$(23,886)	$(34,245)	$(36,503)	$(120,223)
Loss per common share:
Basic and diluted	$(0.06)	$(0.11)	$(0.15)	$(0.16)	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	228,013	227,019	225,853	227,519	225,855

FRANK’S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenue
Tubular Running Services	$71,895	$66,285	$62,327	$138,180	$151,824
Tubulars	16,566	11,669	8,741	28,235	21,283
Cementing Equipment	19,380	16,857	15,033	36,237	36,486
Total	$107,841	$94,811	$86,101	$202,652	$209,593

Segment Adjusted EBITDA:
Tubular Running Services	$9,750	$8,128	$4,049	$17,878	$17,354
Tubulars	4,108	639	681	4,746	2,077
Cementing Equipment	4,851	4,795	886	9,647	3,430
Corporate	(6,297)	(6,909)	(7,308)	(13,207)	(17,494)
Total	$12,412	$6,653	$(1,692)	$19,064	$5,367

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$188,581	$209,575
Restricted cash	1,776	1,672
Short-term investments	2,026	2,252
Accounts receivables, net	127,931	110,607
Inventories, net	94,680	81,718
Assets held for sale	3,025	2,939
Other current assets	6,415	7,744
Total current assets	424,434	416,507
Property, plant and equipment, net	244,457	272,707
Goodwill	42,785	42,785
Intangible assets, net	9,909	7,897
Deferred tax assets, net	16,482	18,030
Operating lease right-of-use assets	26,356	28,116
Other assets	31,081	30,859
Total assets	$795,504	$816,901

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$111,031	$99,986
Current portion of operating lease liabilities	7,625	7,832
Deferred revenue	585	586
Other current liabilities	241	1,674
Total current liabilities	119,482	110,078
Deferred tax liabilities	—	1,548
Non-current operating lease liabilities	19,645	21,208
Other non-current liabilities	25,235	22,818
Total liabilities	164,362	155,652
Stockholders’ equity:
Common stock	2,896	2,866
Additional paid-in capital	1,094,447	1,087,733
Accumulated deficit	(413,849)	(377,346)
Accumulated other comprehensive loss	(30,384)	(31,966)
Treasury stock	(21,968)	(20,038)
Total stockholders’ equity	631,142	661,249
Total liabilities and equity	$795,504	$816,901

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(36,503)	$(120,223)
Adjustments to reconcile net loss to cash from operating activities
Depreciation and amortization	31,439	36,970
Equity-based compensation expense	6,297	5,661
Goodwill impairment	—	57,146
Loss on asset impairments and retirements	307	20,532
Amortization of deferred financing costs	194	194
Deferred tax provision (benefit)	—	(1,690)
Provision for bad debts	437	1,750
Gain on disposal of assets	(1,661)	(590)
Changes in fair value of investments	(1,012)	813
Other	—	(380)
Changes in operating assets and liabilities
Accounts receivable	(17,618)	24,465
Inventories	(12,863)	(4,539)
Other current assets	1,320	2,272
Other assets	672	390
Accounts payable and accrued liabilities	13,085	(15,187)
Deferred revenue	(2)	(226)
Other non-current liabilities	(152)	(3,212)
Net cash provided by (used in) operating activities	(16,060)	4,146
Cash flows from investing activities
Purchases of property, plant and equipment	(4,517)	(20,259)
Proceeds from sale of assets	4,209	6,565
Proceeds from sale of investments	1,501	2,832
Purchase of investments	(1,294)	—
Investment in intellectual property	(1,608)	—
Other	(179)	(256)
Net cash used in investing activities	(1,888)	(11,118)
Cash flows from financing activities
Repayments of borrowings	(1,431)	—
Treasury shares withheld for taxes	(1,930)	(1,086)
Treasury share repurchase	—	(1,498)
Proceeds from the issuance of ESPP shares	447	552
Net cash used in financing activities	(2,914)	(2,032)
Effect of exchange rate changes on cash	(28)	6,543
Net decrease in cash, cash equivalents and restricted cash	(20,890)	(2,461)
Cash, cash equivalents and restricted cash at beginning of period	211,247	196,740
Cash, cash equivalents and restricted cash at end of period	$190,357	$194,279

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

Revenue	$107,841	$94,811	$86,101	$202,652	$209,593

Net loss	$(12,617)	$(23,886)	$(34,245)	$(36,503)	$(120,223)
Goodwill impairment	-	-	-	-	57,146
Severance and other charges, net	3,399	7,376	5,162	10,775	25,887
Interest (income) expense, net	101	287	(178)	388	(711)
Depreciation and amortization	15,332	16,107	17,252	31,439	36,970
Income tax expense (benefit)	6,773	1,070	8,986	7,843	(6,577)
Gain on disposal of assets	(1,479)	(182)	(650)	(1,661)	(590)
Foreign currency (gain) loss	(2,718)	2,868	(1,693)	150	8,199
Charges and credits (1)	3,621	3,013	3,674	6,633	5,266
Adjusted EBITDA	$12,412	$6,653	$(1,692)	$19,064	$5,367
Adjusted EBITDA margin	11.5%	7.0%	(2.0)%	9.4%	2.6%

(1)	Comprised of Equity-based compensation expense (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $3,399, $2,872 and $3,515, respectively, and for the six months ended June 30, 2021 and 2020: $6,297 and $5,661, respectively), Unrealized and realized (gains) losses (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $108, $99 and $111, respectively, and for the six months ended June 30, 2021 and 2020: $206 and $(1,593), respectively) and Investigation-related matters (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $88, $42 and $48, respectively, and for the six months ended June 30, 2021 and 2020: $130 and $1,198, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Segment Adjusted EBITDA:
Tubular Running Services	$9,750	$8,128	$4,049	$17,878	$17,354
Tubulars	4,108	639	681	4,746	2,077
Cementing Equipment	4,851	4,795	886	9,647	3,430
Corporate	(6,297)	(6,909)	(7,308)	(13,207)	(17,494)
	12,412	6,653	(1,692)	19,064	5,367
Goodwill impairment	—	—	—	—	(57,146)
Severance and other charges, net	(3,399)	(7,376)	(5,162)	(10,775)	(25,887)
Interest income (expense), net	(101)	(287)	178	(388)	711
Depreciation and amortization	(15,332)	(16,107)	(17,252)	(31,439)	(36,970)
Income tax (expense) benefit	(6,773)	(1,070)	(8,986)	(7,843)	6,577
Gain on disposal of assets	1,479	182	650	1,661	590
Foreign currency gain (loss)	2,718	(2,868)	1,693	(150)	(8,199)
Charges and credits (1)	(3,621)	(3,013)	(3,674)	(6,633)	(5,266)
Net loss	$(12,617)	$(23,886)	$(34,245)	$(36,503)	$(120,223)

(1)	Comprised of Equity-based compensation expense (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $3,399, $2,872 and $3,515, respectively, and for the six months ended June 30, 2021 and 2020: $6,297 and $5,661, respectively), Unrealized and realized gains (losses) (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $(108), $(99) and $(111), respectively, and for the six months ended June 30, 2021 and 2020: $(206) and $1,593, respectively) and Investigation-related matters (for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020: $88, $42 and $48, respectively, and for the six months ended June 30, 2021 and 2020: $130 and $1,198, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

Net cash (used in) provided by operating activities	$(579)	$(15,481)	$26,398	$(16,060)	$4,146
Less: purchases of property, plant and equipment	2,171	2,346	10,291	4,517	20,259
Free cash flow	$(2,750)	$(17,827)	$16,107	$(20,577)	$(16,113)

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED NET LOSS PER DILUTED SHARE

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020

Net loss	$(12,617)	$(23,886)	$(34,245)	$(36,503)	$(120,223)
Goodwill impairment (net of tax)	—	—	—	—	55,740
Severance and other charges, net (net of tax)	3,399	7,347	4,937	10,779	25,292
Net loss excluding certain items	$(9,218)	$(16,539)	$(29,308)	$(25,724)	$(39,191)

Loss per diluted share	$(0.06)	$(0.11)	$(0.15)	$(0.16)	$(0.53)
Goodwill impairment (net of tax)	—	—	—	—	0.25
Severance and other charges, net (net of tax)	0.02	0.04	0.02	0.05	0.11
Loss per diluted share excluding certain items	$(0.04)	$(0.07)	$(0.13)	$(0.11)	$(0.17)